EXHIBIT 15

June 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

     We are aware that our report dated May 22, 2002 on our review of interim financial information of C&D Technologies, Inc. and Subsidiaries (the "Company") as of and for the period ended April 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, 333-59177, 333-42054, 333-56736, 333-69264 and
333-69266) and Form S-3 (Registration No. 333-38893).

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP